Exhibit 16.1

March 30, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We were previously the principal auditors for Eagle Financial Services, Inc. On March 30, 2015, our appointment as principal auditors was terminated.

We have read Eagle Financial Services, Inc.‘s statements included under Item 4.01 of its Form 8?K filed on March 30, 2015 and we agree with such statements concerning our firm.

Very truly yours,

/s/ SMITH ELLIOTT KEARNS & COMPANY, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC